                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549




                                   FORM 8-K

                                CURRENT REPORT





               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934


Date of Report (Date of earliest event reported)  January 21, 1998
                                                  ----------------


                             MICROSEMI CORPORATION
                             ---------------------
            (Exact name of Registrant as specified in its charter)


         Delaware                    0-8866              95-2110371
         --------                    ------              ----------
(State or other jurisdiction      (Commission         (I.R.S. Employer
      of incorporation)           File Number)       Identification No.)


2830 South Fairview Street, Santa Ana, California      92704
-------------------------------------------------      -----
    (Address of principal executive offices)        (Zip code)


Registrant's telephone number, including area code  (714) 979-8220
                                                    --------------

                                Not Applicable
                                --------------
        (Former name or former address, if changed, since last report)

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Item 5.  Other Events

Agreement for Acquisition of BKC
--------------------------------

     On January 21, 1998, Microsemi Corporation, a Delaware corporation (the "Registrant"), Micro BKC Acquisition Corp., a Delaware corporation which is a wholly-owned subsidiary of the Registrant ("Merger Sub"), and BKC Semiconductors Incorporated, a Massachusetts corporation ("BKC") entered into an agreement in which BKC agrees to merge (the "Merger") with Merger Sub upon satisfaction of conditions to consummation including approval of the Merger by BKC's shareholders.

     The Merger is contemplated in accordance with the Agreement and Plan of Merger dated as of January 21, 1998 (the "Agreement") by and among the Registrant, Merger Sub and BKC. The Registrant and BKC issued a joint news release concerning the Agreement and the proposed Merger, which is attached as
Exhibit 99.1 hereto.

     The consideration to be paid to shareholders of BKC is $9.17 in cash per share. The outstanding capital stock of BKC is comprised of 1,276,411 shares of common stock and stock options to purchase up to 249,810 shares of BKC's common stock at prices ranging from $2.00 to $3.50 per share. The holders of these options will be entitled, immediately prior to the Merger, to receive in cash the difference between $9.17 and the option exercise price.

Debentures Called for Redemption
--------------------------------

     The Registrant is mailing notices on January 27, 1998 to each registered holder of its 5 7/8% Convertible Subordinated Debentures due 2012 ("Debentures"). The notice states that the Company will redeem all of the Debentures, pursuant to the terms of the Debentures and the related Indenture, at 4:01 p.m. Los Angeles time (7:01 p.m. New York City time) on Thursday, February 12, 1998. Any and all Debentures may be converted into shares of Common Stock of the Registrant by registered holders prior to 4:00 p.m. Los Angeles time (7:00 p.m. New York City time) on such redemption date.

     The Registrant's notice of redemption is attached as Exhibit 99.2 hereto, which is incorporated herein by this reference. The notice contains details of the redemption and the manner of conversion of Debentures, including the name and addresses of the Paying Agent and Conversion Agent.

     The Registrant issued a news release concerning the Debenture redemption, which is attached as Exhibit 99.3 hereto and incorporated herein by this reference.

     Prior to redemption, the Debentures are convertible at the holder's option at a conversion price of $13.55 of principal amount per share. The $33,259,000 in principal amount of Debentures outstanding at the date of the notice of redemption could be converted into a maximum of approximately 2,454,538 shares of Common Stock. Prior to such conversions, there were approximately 9,214,676 shares of Common Stock outstanding.

     The shares issuable upon conversion were registered by the Company under the Securities Act of 1933 on Form S-2, Registration No. 33-11967, as declared effective on February 25, 1987. The Common Stock of the Registrant, including all shares of Common Stock issued or issuable upon conversion of Debentures, are traded on the Nasdaq National Market under the symbol "MSCC".

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (a) Financial Statements of Business Acquired.

            Not applicable.

        (b) Unaudited Pro Forma Financial Information.

            Not applicable.

        (c) Exhibits.

            99.1 News Release dated January 21, 1998 relating to the Agreement dated January 21, 1998 among the Registrant, Merger Sub and BKC

            99.2 Notice of Redemption relating to the redemption of Debentures and the right of holders to convert Debentures into Common Stock

            99.3 News Release dated January 26, 1998 relating to the redemption notice to the holders of Debentures

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MICROSEMI CORPORATION
                                                (Registrant)


Date:  January 26, 1998                 By:/s/ DAVID R. SONKSEN
                                           -------------------------------------
                                           David R. Sonksen,
                                           Vice President-Finance, Treasurer,
                                           Chief Financial Officer and Secretary

                                       4
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                             MICROSEMI CORPORATION

                               INDEX TO EXHIBITS

         EXHIBIT NO.     DESCRIPTION
         ----------      -----------
            99.1         News Release dated January 21, 1998 relating to the
                         Agreement dated January 21, 1998 among the Registrant,
                         Merger Sub and BKC

            99.2 Notice of Redemption relating to the redemption of Debentures and the right of holders to convert
                         Debentures into Common Stock

            99.3 News Release dated January 26, 1998 relating to the redemption notice to the holders of Debentures

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